Exhibit 99.2

CERo Therapeutics Provides Clinical Update on Phase 1 Trial of CER-1236 in AML (CertainT-1) Highlighting Key Safety Data and Platelet Transfusion–Free Interval Observed in a Patient with Myelodysplastic Syndrome/AML

Company to host analyst call at 5:00pm ET today to discuss progress to date and expansion of clinical trial

SOUTH SAN FRANCISCO, Calif., January 7, 2026 (GLOBE NEWSWIRE) — CERo Therapeutics Holdings, Inc., (OTCQB: CERO) (“CERo” or the “Company”), an innovative cellular immunotherapy company pursuing new targets and novel phagocytic mechanisms, announces a key clinical update from the Company’s ongoing CertainT-1 trial focused on patients with acute myeloid leukemia (AML). Following completion of the dose-limiting toxicity (DLT) observation period for the first cohort, investigators observed cell expansion with no CRS, ICANS, or treatment-related adverse events reported to date. Expansion was seen with or without lymphodepletion. Investigators gave four rounds of CER-1236 cells to the second patient enrolled, with myelodysplastic syndrome (MDS) that progressed to AML with an inv3 chromosome translocation. A 61-day platelet transfusion-free interval was observed after CER-1236 treatment, exceeding a commonly referenced 8-week benchmark cited in clinical studies in the context of platelet transfusion independence. Transfusion independence ended following a subsequent round of lymphodepleting chemotherapy plus CER-1236 treatment.

The Company has filed an amendment of CertainT-1 with the U.S. Food and Drug Administration (FDA) to include advanced MDS and myelofibrosis (MF) as additional cohorts for the study. CERo will be conducting a conference call this afternoon, January 7, 2026, at 5:00PM ET to discuss progress and the Company’s go-forward strategy.

Robert Sikorski, M.D.,Ph.D., CERo’s Chief Scientific Officer, stated, “The patient’s clinical course, including a platelet transfusion–free interval despite having advanced MDS/AML, is encouraging and supports continued evaluation of CER-1236 in diseases of the bone marrow. We have amended the CertainT-1 trial to expand the focus to include MDS and MF patients going forward.”

The first-in-human, multi-center, open label, Phase 1/1b study was initially designed to evaluate the safety and preliminary efficacy of CER-1236 in patients with AML that is either relapsed/refractory, or in remission with measurable residual disease, or newly diagnosed patients with TP53 mutated MDS/AML or AML. The two-part study initiated with dose escalation to determine the highest tolerated dose and recommended dose for Phase 2, followed by an expansion phase to evaluate safety and efficacy.  Primary outcome measures include incidence of adverse events (AEs) and serious adverse events (SAEs), incidence of dose limited toxicities and estimation of overall response rate (ORR), complete response (CR), composite complete response (cCR), and measurable residual disease (MRD).  Secondary outcome measures include pharmacokinetics (PK).

“The evolution of this trial to MDS and MF is an important milestone as we continue to dose escalate, both in terms of volume and frequency. We are looking forward to sharing additional details in our call this afternoon, and to communicating with all stakeholders – including regulatory authorities – toward the continuing of its development. We also remain grateful to our trial patients for their participation as well as the loyal and long-time shareholders who continue to ensure that the Company is able to conduct this work. We remain focused on the careful and deliberate conduct of the dose-escalation phase and the systematic collection of safety data as the trial proceeds and we seek to expand its initial focus,” said CERo CEO Chris Ehrlich.

Conference Call on January 7, 2026 at 5:00PM ET

The Company will conduct a conference call today, January 7, 2026 at 5:00PM ET. Following formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-844-763-8274 (domestic) or 1-412-717-9224 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the CERo Therapeutics conference call. The conference call will also be available through a live webcast that can be accessed here. A replay of the call will be available until March 7, 2026 and can be accessed here.

About CERo Therapeutics Holdings, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering integrates key functional attributes of both innate and adaptive immunity within a single therapeutic construct, designed to engage the body’s immune repertoire for more comprehensive tumor targeting. This novel cellular immunotherapy platform is designed to redirect patient-derived T cells toward tumor cells through both adaptive perforin/granzyme pathways and innate engulfment mechanisms, including targeting of the TIM-4 ligand. This employs phagocytic activity to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated targeting properties of CER-T cells may offer advantages compared with currently approved CAR-T therapies and could potentially extend the reach of cellular immunotherapy to both hematologic malignancies and solid tumors. CERo has initiated clinical trials for its lead product candidate, CER-1236, for hematologic malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Chris Ehrlich

Chief Executive Officer

chris@cero.bio

Investors:

CORE IR

investors@cero.bio